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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Koo Koo Roo, Inc.
Los Angeles, California


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-8 (to be filed with the Securities Exchange Commission on October 3, 1997) of our report dated March 5, 1997, relating to the consolidated financial statements of Koo Koo Roo, Inc. which are incorporated by reference in such Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  BDO SEIDMAN, LLP


Los Angeles, California
October 3, 1997